EXHIBIT 5

                 OPINION OF LUSE GORMAN POMERENK & SCHICK, P.C.

                          LUSE GORMAN POMERENK & SCHICK
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW

                     5335 WISCONSIN AVENUE, N.W., SUITE 400
                             WASHINGTON, D.C. 20015
                             ---------------------
                            TELEPHONE (202) 274-2000
                            FACSIMILE (202) 362-2902
                                 www.luselaw.com

WRITER'S DIRECT DIAL NUMBER                                       WRITER'S EMAIL
(202) 274-2000


March 25, 2004

Board of Directors
CCSB Financial Corp.
1178 West 152 Highway
Liberty, Missouri 64068

                  Re:   CCSB Financial Corp. 2004 Stock Option Plan and
                        CCSB Financial Corp. 2004 Recognition and Retention Plan Registration Statement on Form S-8
                        --------------------------------------------------------

Gentlemen:

         You have requested the opinion of this firm as to certain matters in connection with the issuance of CCSB Financial Corp. (the "Company") common stock, par value $.01 per share (the "Common Stock"), pursuant to the CCSB Financial Corp. 2004 Stock Option Plan (the "Stock Option Plan") and the CCSB Financial Corp. 2004 Recognition and Retention Plan (the "Recognition Plan.") We have reviewed the Company's Certificate of Incorporation, Registration Statement on Form S-8 (the "Form S-8"), as well as applicable statutes and regulations governing the Company and the offer and sale of the Common Stock.

         Based on the foregoing, we are of the following opinion:

         Upon the effectiveness of the Form S-8, the Common Stock, when issued in connection with the exercise of options granted pursuant to the Stock Option Plan and shares of Common Stock granted under the Recognition Plan, will be legally issued, fully paid and non-assessable.

         This opinion has been prepared solely for the use of the Company in connection with the preparation and filing of the Form S-8, and should not be used for any other purpose or relied upon by any other person without the prior written consent of this firm. We hereby consent to the use of this opinion in the Form S-8.

                                         Very truly yours,

                                         /s/ Luse Gorman Pomerenk & Schick, P.C.

                                         LUSE GORMAN POMERENK & SCHICK
                                         A Professional Corporation